Exhibit 99.1

ARTISTdirect Announces Acquisition of MediaSentry

Consolidated Companies Create Intellectual Property Protection Powerhouse

Los Angeles, CA – April 2, 2009 — (Globe Newswire)—ARTISTdirect, Inc., (OTCBB: ARTD), a digital media technology company, announced today its acquisition of the MediaSentry unit of SafeNet, Inc. by ARTISTdirect’s wholly-owned subsidiary MediaDefender.  The announcement was made by Dimitri Villard, ARTISTdirect and MediaDefender CEO, who noted the purchase price was $936,000 comprised of $136,000 in cash and an $800,000 1-year note.

MediaSentry is a leading provider of business and marketing intelligence services for digital media measurement, encompassing a large network of intelligent monitoring agents and proprietary databases that track, verify, measure and report on digital media consumption activity. Media Sentry also provides the world’s largest entertainment and media companies with the most effective means available to globally detect, track, and deter the unauthorized distribution of their digital content.

The MediaSentry Services portfolio provides clients with powerful, end-to-end solutions designed to meet specific content protection, intelligence and distribution needs. With a global infrastructure spanning the most prolific P2P networks as well as emerging communities and user-generated content (UGC) sites, MediaSentry is dedicated to helping content owners not only understand but also leverage today’s largest base of online consumers.

MediaDefender’s existing peer-to-peer (P2P) services deliver unparalleled copyright enforcement capabilities that significantly reduce the ability of pirates to access copyrighted material.

“The combination of MediaDefender, the leader in Internet Piracy Prevention (IPP) with Media Sentry, the leader in business and marketing intelligence derived from P2P channels, creates a true powerhouse in the field of intellectual property protection,” said Dimitri Villard, Chief Executive Officer of ARTISTdirect. “This acquisition will enable MediaDefender to dramatically expand its effectiveness by providing customers with a wide range of options to meet the constantly evolving challenges in copyright protection and enforcement.”

About Artist Direct, Inc.

ARTISTdirect, Inc. is a holding company with two operating subsidiaries:

About MediaDefender, Inc.

Founded in 2000, MediaDefender was the first company to provide IPP services. MediaDefender, Inc. provides intellectual property protection services to major motion picture studios, record labels, television networks, gaming companies and software publishers as well as Internet viral marketing services to advertising agencies and other clients.

About ARTISTdirect Internet Group, Inc.

Artist Direct Internet Group controls some of the Internet’s leading consumer music and entertainment information properties. Its flagship website www.ARTISTdirect.com is the premier destination for all things related to music and film and their artists. Through its rich, multimedia repository of contextually relevant information and entertainment, the company creates deep connections between artists and fans that deliver benefits to both the entertainment consumer and the entertainment industry. ARTISTdirect.com receives over 3 million unique visitors per month while the ARTISTdirect Network, a family of related Web sites, draws more than 12.4 million monthly unique visitors. Featuring the latest hit videos, streams, free downloads, breaking news, in-depth interviews with musicians, actors, filmmakers and film score composers, a huge data base filled with biographies and discographies plus hard-to-find information, as well as CDs, concert and movie tickets for purchase, ARTISTdirect.com is the ultimate resource for anyone with an appetite for finding new and interesting content about their favorite artists and their music and films. ADIG’s other properties include the legendary Ultimate Band List, www.UBL.com, one of the web’s first music properties.

Forward-Looking Statements

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond the Company’s control that could cause actual events and results to differ materially from these statements. These risks include, without limitation, that there can be no assurance that any strategic opportunities will be available to the Company and that any strategic opportunities may only be available on terms not acceptable to the company.

These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. ARTISTdirect undertakes no obligation to update publicly any forward-looking statements.

Company Contact

ARTISTdirect, Inc.

Dimitri Villard, CEO

310-956-3309

dimitri.villard@artistdirect.com

or

Financial Communications Contact

Trilogy Capital Partners

Bob Beaty, Executive Vice President

Toll-free: 800-592-6067

info@trilogy-capital.com